Exhibit 10.2
GUARANTEE
          GUARANTEE, dated as of June 22, 2006, made by HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED (the “Guarantor”) in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of June 22, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Guarantor, Harman Holding GmbH & Co. KG, a company organized under the laws of Germany (the “Additional Borrower”), the Lenders, HSBC Bank USA, National Association, Bayerische Hypo – und Vereinsbank AG, New York Branch and Bank of Tokyo-Mitsubishi Trust Company, as syndication agents, J.P. Morgan Securities Inc., as arranger, and            the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Additional Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Additional Borrower is a wholly owned subsidiary of the Guarantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Additional Borrower to make valuable transfers to the Guarantor in connection with the operation of its business;
          WHEREAS, the Additional Borrower and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Additional Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Additional Borrower thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The following terms shall have the following meanings:
     “Additional Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans made to the Additional Borrower and all other financial liabilities of the Additional Borrower to the Administrative Agent or any Lender (including, without limitation, interest accruing after the maturity or earlier acceleration of the Loans to the Additional Borrower and interest accruing at the then-applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Additional Borrower, whether or not a claim for post-filing or post petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans made to the Additional Borrower, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, indemnities, cost, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.
     (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Additional Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Borrower Obligations. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor any of the Lenders shall exercise any of its rights hereunder, and the Guarantor shall not be obligated to satisfy any of its guaranty obligations hereunder, until such time that an Event of Default has occurred and is continuing with respect to the Additional Borrower, the Administrative Agent has given written notice thereof to the Guarantor in accordance with Section 12.2 of the Credit Agreement and five (5) Business Days have elapsed since the date of the Guarantor’s receipt of such notice as determined in accordance with such Section 12.2; provided, however, that if any of the Additional Borrower Obligations are accelerated under the Credit Agreement in accordance with its terms, the Guarantor shall automatically and immediately be obligated to satisfy its guaranty obligations hereunder.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.
     (c) The Guarantor agrees that the Additional Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
     (d) This Guarantee shall remain in full force and effect until all the Additional Borrower Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated or expired, notwithstanding that from time to time during the term of the Credit Agreement the Additional Borrower may be free from any Additional Borrower Obligations.
     (e) No payment made by the Additional Borrower, the Guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Additional Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Additional Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the

Guarantor in respect of the Additional Borrower Obligations or any payment received or collected from the Guarantor in respect of the Additional Borrower Obligations), remain liable for the Additional Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Additional Borrower Obligations are paid in full and the Commitments are terminated or expired.
     3. No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Additional Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Additional Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Additional Borrower until all amounts owing to the Administrative Agent and the Lenders by the Additional Borrower on account of the Additional Borrower Obligations are paid in full and the Commitments are terminated or expired. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Additional Borrower Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Additional Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     4. Amendments, etc. with respect to the Additional Borrower Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Additional Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Additional Borrower Obligations continued, and the Additional Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Additional Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Additional Borrower Obligations or for this Guarantee or any property subject thereto.
     5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Additional Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Additional Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Additional Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Additional Borrower with respect to the Additional Borrower Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Additional Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Additional Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Additional Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Additional Borrower for the Additional Borrower Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Additional Borrower, the Guarantor or any other Person or against any collateral security or guarantee for the Additional Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Additional Borrower, the Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Additional Borrower, the Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Additional Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Additional Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Additional Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
     7. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the Funding Office.
     8. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.1 of the Credit Agreement.
     9. Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 12.2 of the Credit Agreement.
     10. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     11. Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses reasonably incurred in collecting against the Guarantor under this Guarantee or otherwise enforcing or preserving any rights under this Guarantee and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.
     (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.
     (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Borrowers would be required to do so pursuant to Section 12.5 of the Credit Agreement.
     (d) The agreements in this Section 11 shall survive repayment of the Additional Borrower Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     12. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.
     13. Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time, without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.
     14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     15. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     16. Integration. This Guarantee and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     17. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     18. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     19. Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.
     (b) The obligation of the Guarantor in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guarantee and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Guarantor agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Guarantor such excess.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Kevin Brown
	Name:	Kevin Brown
	Title:	Vice President, Chief Financial Officer and Assistant Secretary